UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

VICARIOUS SURGICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39384	87-2678169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 Fourth Avenue
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 868-1700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBOT	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	RBOT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Plan Amendment

On June 27, 2025, Vicarious Surgical Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) that includes the following material changes:

●	The aggregate number of shares of the Company’s common stock that may be issued under the 2021 Plan was increased by 311,046 shares, subject to adjustment for certain changes in the Company’s capitalization.

●	The aggregate maximum number of shares of the Company’s common stock that may be issued pursuant to the exercise of incentive stock options under the 2021 Plan was increased by 311,046 shares, subject to adjustment for certain changes in the Company’s capitalization.

A detailed summary of the material features of the 2021 Plan, as amended by the Plan Amendment, is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 29, 2025 (the “Proxy Statement”). That summary and the foregoing description of the Plan Amendment are qualified in their entirety by reference to the full text of the 2021 Plan, as amended by the Plan Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Non-Employee Director Compensation Policy

On April 21, 2025, the Company’s Board of Directors (the “Board”) formed a Technology and Product Committee (the “Product Committee”) and appointed Dr. Victoria Carr-Brendel, Beverly Huss and Randy Clark as members, with Dr. Carr-Brendel serving as chairperson. Effective June 27, 2025, the Board approved an amendment and restatement of the Company’s non-employee director compensation policy (as amended and restated, the “Policy”) to (i) provide for annual cash retainers payable to members of and the chairperson of the Product Committee and (ii) provide that the Compensation Committee may, in its discretion, grant initial and subsequent annual equity awards to members of the Board with values less than the amounts specifically set forth in the Policy. Pursuant to the Policy, as amended and restated, non-employee directors receive annual retainers as follows:

Position	Retainer
Chairperson of the Board (Additional Retainer)	$35,000
Member of the Board	$40,000
Chairperson of the Audit Committee	$18,000
Member of the Audit Committee	$6,300
Chairperson of the Compensation Committee	$14,250
Member of the Compensation Committee	$5,500
Chairperson of the Nominating and Corporate Governance Committee	$10,000
Member of the Nominating and Corporate Governance Committee	$4,650
Chairperson of the Product and Technology Committee	$14,250
Member of the Product and Technology Committee	$5,500

These fees are payable in arrears in quarterly installments no later than the fifteenth day following the end of each calendar quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on the Board, on such committee or in such position. Non-employee directors may elect to receive an equity award with a grant date fair value of the retainer amounts in lieu of receiving cash in such amounts. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board and any committee of the Board on which they serve and in connection with other business related to the Board. Directors may also be reimbursed for reasonable out-of-pocket business expenses in accordance with the Company’s travel and other expense policies, as may be in effect from time to time.

In addition, the Company will grant to new non-employee directors upon their initial election to the Board, on the date that the non-employee director is first appointed or elected to the Board, either:

●	A number of restricted stock units having an aggregate value equal to $301,800 or such lesser amount as determined by the Compensation Committee, determined by dividing (A) $301,800 or such lesser amount by (B) the closing price of the Class A common stock on the NYSE on the date of the grant; or

●	If specified by the Compensation Committee, a number of stock options to purchase Class A common stock having an aggregate grant date fair value equal to $301,800 or such lesser amount as determined by the Compensation Committee, based on the Black Scholes value of such options on the date of the grant.

Unless otherwise specified by the Board or the Compensation Committee at the time of grant, each of the initial grants will vest in equal monthly installments over 36 months from the date of the grant, subject to the non-employee director’s continued service as a director through each applicable vesting date.

Furthermore, each non-employee director who has been serving on the Board for at least six months as of the date of any annual meeting of stockholders will receive, on the date of such annual meeting, either:

●	A number of restricted stock units having an aggregate value equal to $145,000 or such lesser amount as determined by the Compensation Committee, determined by dividing (A) $145,000 or such lesser amount by (B) the average price of the Class A common stock on the NYSE for the 60 days prior to the applicable grant date; or

●	If specified by the Compensation Committee, a number of stock options to purchase Class A common stock having an aggregate grant date fair value equal to $145,000 or such lesser amount as determined by the Compensation Committee, based on the Black Scholes value of such options on the date of the grant.

Each non-employee director who has been serving on the Board for less than six months as of the date of any annual meetings of stockholders, will, unless otherwise specified by the Board or the Compensation Committee at the time of grant, receive a restricted stock unit award prorated for the portion of the year served on the Board. Unless otherwise specified by the Board or the Compensation Committee at the time of grant, each of these subsequent grants will vest on the earlier to occur of (i) one day prior to the next annual meeting of stockholders held after the date of grant, or (ii) the one year anniversary of the date of grant, subject to the non-employee director’s continued service as a director through the applicable vesting date.

The foregoing description of the Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Policy, as amended and restated, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 27, 2025, the Company held the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Proxy Statement. At the Annual Meeting, there were an aggregate of 4,095,496 shares of Class A common stock and Class B common stock present or represented by proxy, which represented approximately 90.0% of the outstanding total voting power of the shares of Class A common stock and Class B common stock entitled to vote at the Annual Meeting (voting together as a single class), which constituted a quorum for the transaction of business. Holders of the Company’s Class A common stock were entitled to one vote for each share held as of close of business on April 28, 2025 (the “Record Date”), and holders of the Company’s Class B common stock were entitled to 20 votes for each share held as of the Record Date.

The following actions were taken at the Annual Meeting:

1. The following nominees were elected to serve on the Board until the Company’s 2026 annual meeting of stockholders, based on the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Adam Sachs	14,725,845	7,119	1,788,342
Sammy Khalifa	14,718,479	14,485	1,788,342
Victoria Carr-Brendel, Ph.D.	14,301,946	431,018	1,788,342
Randy Clark	14,719,241	13,723	1,788,342
David Ho, M.D.	14,441,722	291,242	1,788,342
Beverly Huss	14,302,055	430,909	1,788,342
Donald Tang	14,726,431	6,533	1,788,342
Fuad Ahmad	14,726,300	6,664	1,788,342
Joseph Doherty	14,726,764	6,200	1,788,342

2. The amendment to the 2021 Plan pursuant to the Plan Amendment was approved, based on the following results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,678,240	50,817	3,907	1,788,342

3. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified, based on the following results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,492,037	18,687	10,582	1,788,342

Item 7.01. Regulation FD Disclosure.

On June 30, 2025, the Company issued a press release announcing the election of Fuad Ahmad and Joseph Doherty to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Vicarious Surgical Inc. 2021 Equity Incentive Plan, as amended, and forms of agreement thereunder
10.2	Amended and Restated Non-Employee Director Compensation Policy
99.1	Press Release dated June 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICARIOUS SURGICAL INC.

By:	/s/ Adam Sachs
Name:	Adam Sachs
Title:	Chief Executive Officer

Date: June 30, 2025

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